                                                                   EXHIBIT 99.2

                                     OFFER

                                      BY


                    DELTA ACQUISITION LLC, AN AFFILIATE OF


                          NEWMONT MINING CORPORATION


                   TO ACQUIRE ALL OF THE ORDINARY SHARES OF

                            NORMANDY MINING LIMITED
(INCLUDING NORMANDY SHARES REPRESENTED BY NORMANDY AMERICAN DEPOSITARY SHARES)


THE OFFER WILL EXPIRE AT 7:00 P.M., SYDNEY TIME, 3:00 A.M., NEW YORK CITY TIME,
        ON FEBRUARY 15, 2002, UNLESS EXTENDED (THE "EXPIRATION TIME").



                                                                January ., 2002


To Our Clients:


   Enclosed for your consideration are the Offer Document, dated January 10, 2002 (the "Offer Document"), and the related ADS Letter of Transmittal in connection with the Offer by Delta Acquisition LLC, a limited liability company organized in the State of Delaware ("Delta LLC"), to acquire all of the ordinary shares (the "Normandy Shares") of Normandy Mining Limited, a company incorporated in Australia ("Normandy"), including Normandy Shares represented by Normandy American depositary shares ("Normandy ADSs").



   Delta LLC is an indirect, wholly owned limited liability company of Newmont Mining Corporation ("Newmont"). Assuming consummation of the reorganization transactions described in the Offer Document, the share consideration offered by Delta LLC will be the common stock of Delta Holdco Corp., which will be renamed Newmont Mining Corporation in the reorganization and will be the successor registrant to the company currently named Newmont Mining Corporation (which will be renamed "Newmont Gold Company"). If the reorganization does not take place, the share consideration offered by Delta LLC will be the common stock of Newmont. References in this letter to "Newmont" include Newmont Mining Corporation, Delta Holdco Corp. and Delta LLC.



   Newmont is offering to acquire all of the Normandy Shares, including Normandy ADSs, for 3.85 shares of Newmont common stock for every 100 Normandy Shares and the U.S. dollar equivalent of A$0.50 per Normandy share (including Normandy shares represented by Normandy ADSs) for holders outside Australia, net to the seller in cash. Each Normandy ADS represents ten Normandy Shares. Holders of Normandy ADSs with registered addresses in the United States or Canada will be entitled to receive 38.5 Newmont shares for every 100 Normandy ADSs and the U.S. dollar equivalent of A$5.00 per Normandy ADS. The offer is subject to the terms and conditions set forth in the Offer Document and in the related ADS Letter of Transmittal (which is applicable only to holders of Normandy ADSs and which, together with the Offer Document and any amendments or supplements thereto, collectively constitute the "Offer").



   We are (or our nominee is) the holder of record of Normandy ADSs held for your account. THE ENCLOSED ADS LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO ACCEPT THE OFFER WITH RESPECT TO NORMANDY ADSS OR NORMANDY SHARES HELD BY US FOR YOUR ACCOUNT. AN ACCEPTANCE OF THE OFFER WITH RESPECT TO NORMANDY ADSS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD OR BY OUR NOMINEE AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. IF WE ARE THE HOLDER OF RECORD OF NORMANDY SHARES HELD FOR YOUR ACCOUNT, YOU DO NOT NEED TO COMPLETE AN ADS LETTER OF TRANSMITTAL, BUT RATHER YOU SHOULD CONTACT US TO PROVIDE US WITH APPROPRIATE INSTRUCTIONS FOR ACCEPTING THE OFFER WITH RESPECT TO THOSE NORMANDY SHARES.



   We request instructions as to whether you wish to have us accept the Offer on your behalf with respect to the Normandy ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is invited to the following:


   1. Newmont is offering, upon the terms and subject to the conditions of the Offer, to acquire all of the Normandy shares (including Normandy Shares represented by Normandy ADSs) that are held by you.



   2. The consideration being offered is 3.85 shares of Newmont common stock for every 100 Normandy Shares (including Normandy Shares represented by Normandy ADSs) and the U.S. dollar equivalent of A$0.50 per Normandy share (including Normandy Shares represented by Normandy ADSs) for holders with registered addresses outside Australia, net to the seller in cash. Holders of Normandy ADSs with registered addresses in the United States or Canada will be entitled to receive 38.5 Newmont shares for every 100 Normandy ADSs and the U.S. dollar equivalent of A$5.00 per Normandy ADS.

                       INSTRUCTIONS WITH RESPECT TO THE

                                     OFFER

                                      BY

                             DELTA ACQUISITION LLC

                   TO ACQUIRE ALL OF THE ORDINARY SHARES OF

                            NORMANDY MINING LIMITED
(INCLUDING NORMANDY SHARES REPRESENTED BY NORMANDY AMERICAN DEPOSITARY SHARES)


   The undersigned acknowledges receipt of your letter and the enclosed Offer Document, dated January 10, 2002, (the "Offer Document"), and the related ADS Letter of Transmittal in connection with the offer by Delta Acquisition LLC, a limited liability company organized in the State of Delaware ("Delta LLC") to acquire all of the ordinary shares (the "Normandy Shares") of Normandy Mining Limited, a company incorporated in Australia ("Normandy"), including Normandy Shares represented by Normandy American depositary shares ("Normandy ADSs"), in exchange for 3.85 shares of common stock of Newmont Mining Corporation ("Newmont") for every 100 Normandy Shares and the U.S. dollar equivalent of A$0.50 per Normandy share (including Normandy shares represented by Normandy
ADSs) for holders with registered addresses outside Australia, net to the seller in cash. Each Normandy ADS represents ten Normandy Shares. Holders of Normandy ADSs with registered addresses in the United States or Canada will be entitled to receive 38.5 Newmont shares for every 100 Normandy ADSs and the U.S. dollar equivalent of A$5.00 per Normandy ADS. The Offer is subject to the terms and conditions set forth in the Offer Document and in the related ADS Letter of Transmittal (which is applicable only to holders of Normandy ADSs and which, together with the Offer Document and any amendments or supplements thereto, collectively constitute the "Offer").



   This will instruct you to accept the Offer in respect of all of the Normandy ADSs that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. IF THE REGISTERED ADDRESS OF THE UNDERSIGNED ON THE NORMANDY ADS REGISTER MAINTAINED BY NORMANDY'S DEPOSITARY IS IN THE UNITED STATES OR CANADA, THE UNDERSIGNED WILL RECEIVE HIS OR HER SHARE CONSIDERATION IN THE FORM OF NEWMONT COMMON STOCK.



   The undersigned acknowledges that if his or her registered address on the Normandy ADS register maintained by Normandy's depositary is within the United States and Canada, he or she will receive his or her cash consideration in U.S. dollars. Newmont will convert the Australian dollar sum into U.S. dollars using the noon buying rate as published by the Federal Reserve Bank of New York on the date the undersigned's acceptance is received by the ADS depositary.





   The undersigned acknowledges that if under the Offer the undersigned becomes entitled to a fraction of a Newmont share, then the undersigned's entitlement to that fraction will be aggregated with the fractional Newmont shares of other persons (so as to obtain whole Newmont shares) and sold on the open market, and the undersigned will receive his or her proportionate share of the net sale proceeds.

                             FORM OF CONSIDERATION



If you are located in the United States or are a resident in Canada, you will receive your share consideration in the form of NEWMONT COMMON STOCK, traded primarily on the NYSE. You will receive 3.85 shares of Newmont common stock for every 100 Normandy shares (including Normandy Shares represented by Normandy
ADSs) that you hold and the U.S. dollar equivalent of A$0.50 per Normandy Share (including Normandy Shares represented by ADSs), net to you in cash. If you are a holder of Normandy ADSs and are located in the United States or Canada, you will be entitled to receive 38.5 Newmont shares for every 100 Normandy ADSs and the U.S. dollar equivalent of A$5.00 per Normandy ADS.

--------------------------------------------------------------------------------

                                   SIGN HERE

--------------------------------------------------------------------------------
 Signature(s):_________________________________________________________________

 Type or Print Name(s):________________________________________________________

 Type or Print Address(es):____________________________________________________

 ______________________________________________________________________________

 Area Code and Telephone Number(s):____________________________________________

 Taxpayer Identification or Social Security Number(s):_________________________

 Dated:___________________________________________________________________ 2002